9th January 2013

Harmonic Energy Inc., a Nevada corporation (“Borrower”), having an office at 3rd Floor, 207 Regent Street, London, United Kingdom, W1B 3HH, promises to pay to the order of Legacy Global Markets, 31 The Strand, 46 Canal Point Drive, Grand Cayman, or assigns (collectively, "Lender"), the principal sum of FIFTY THOUSAND DOLLARS ($50,000), on 9th January 2014 (the "Maturity Date"), or such earlier date as may be required under the terms of this Promissory Note (hereinafter the "Note"), together with interest thereon, calculated with respect to each advance hereunder from and including the date of such advance, at the Interest Rate (hereinafter defined) on the unpaid balance payable as hereinafter set forth. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in London, United Kingdom, are authorized or required to close.

This Note evidences the Loan (the “Loan”). The Borrower may pay and prepay the Loan in accordance with and subject to the terms and conditions of this Note up to and including the Maturity Date.

1.	Payment of Principal and Interest.

1.1 From the date of this Note, unpaid principal shall accrue simple interest at a rate of eight percent (8.00%) per annum or, if less, the maximum rate allowed by applicable law, subject to adjustment as set forth in this Note ("Interest Rate"). Interest on the outstanding principal balance due hereunder shall be computed on the basis of "a 365 day year for the actual number of days elapsed" and shall be payable in accordance with the terms hereof.

1.2 Notwithstanding the Interest Rate, interest in the amount of FOUR THOUSAND DOLLARS ($4,000), representing a full year of interest at the Interest Rate defined in Section 1.1 hereof, shall be due and payable on the Maturity Date, together with principal repayment, or earlier if this Note shall be prepaid.

1.3 Principal and interest shall be payable in lawful money of the United States.

1.4 Upon the commencement of an Event of Default as described in Section 3 of this Note, then, without any notice to Borrower or any other act by Lender, the entire principal amount of this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower.

2.	Prepayment.

2.1 The Loan, any or all of the interest due pursuant to the terms of this Note, or any combination of principal and interest, may be prepaid in whole, or in part, without premium or penalty on any Business Day.

2.2 Upon payment in full of the unpaid principal balance of this Note and all accrued and unpaid interest, this Note shall be cancelled and shall thereupon cease, terminate and become void, and Lender shall execute such documents as may be necessary or convenient to accomplish such effect.

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3.	Event of Default

3.1. This Note and all sums outstanding or accrued hereunder, whether or not then due and owing shall, at the option of the Lender, exercisable in its sole and arbitrary discretion, be immediately due and payable upon the failure of the Borrower to make payments of principal and interest or other amounts required hereunder within ten (10) days after the due date thereof as set forth herein, after the expiration of any applicable grace, notice or cure period. The following events are “Events of Default” under this Note:

3.2. Default shall be made by the Borrower in the payment of principal or interest when and as the same shall become due and payable;

3.3. The Borrower shall be involved in financial difficulties as evidenced by: (i) the Borrower filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided; (ii) the Borrower making a general assignment for the benefit of its creditors; (iii) the Borrower consenting to the appointment of a receiver or trustee for all or a substantial part of the property of the Borrower or approving as filed in good faith a petition filed against the Borrower under said Bankruptcy Code.

3.4. The Borrower makes any material misrepresentation or material misstatement in any warranty or representation in this Agreement.

IN WITNESS WHEREOF, the undersigned has executed the foregoing instrument as of the day and year first above written.

BORROWER:	Harmonic Energy, Inc.,
By: /s/ Jamie Mann
Name: Jamie Mann
Title: CEO

LENDER:	Legacy Global Markets
By: /s/ Greg Smith

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